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                                                                   Exhibit 10.50

                SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

This Settlement Agreement and Mutual Release of Claims (the "Agreement") is entered into by and among Nord Resources Corporation ("Nord"), National City Bank ("NCB"), Trust Beneficiaries as defined below, the Arizona Department of Environmental Quality ("ADEQ") and Arimetco ("Arimetco").

WHEREAS, on May 21, 2001, Nord filed its civil action, Case No. C-3-01-210, captioned Nord Resources Corporation v. National City Bank, in the United States District Court for the Southern District of Ohio (the "Litigation");

WHEREAS, Nord, NCB, Trust Beneficiaries and Arimetco desire to avoid the expense, inconvenience, uncertainty and distraction of litigation concerning the Parties' claims in the Litigation, and have entered into this Agreement to settle completely all disputes between them under the terms set forth below; and

WHEREAS, Nord and ADEQ desire to reach a certain, expeditious and mutually acceptable resolution of Nord's violation of ADEQ Consent Order P-4-01 and Title 49, Chapter 2, Article 3 of the Arizona Revised Statutes, at its Johnson Camp Mine, 1octed in Cochise County, Arizona, and have reached an agreement to settle and resolve those violations under the terms set forth below.

NOW THEREFORE, in consideration of the foregoing premises, which shall be deemed an integral part of this Agreement, and of the mutual covenants and agreements set forth below, which the Signatories each acknowledge and agree are good and valuable consideration, the receipt and sufficiency of which are acknowledged by each, the Signatories each agree as follows:

I.   DEFINITIONS

For the purposes of this Agreement, the following are defined terms:

     1. The "Rabbi Trusts" are:

     A. "Nord Corporation Trust Agreement for Key Executives as Restated," including any and all amendments, schedules, parts and terms however denominated;

     B. "Nord Resources Corporation Split-Dollar Life Insurance and Supplemental Compensation Plan Trust," including any and all amendments, schedules, parts and terms however denominated; and

     C. "Nord Resources Corporation Trust Agreement for Executive Severance Agreements", including any and all amendments, schedules, parts and terms however denominated.

     2. "Nord" means Nord and its past, present and future representatives, attorneys, agents, employees, servants, partners, shareholders, officers, directors, owners, parents, trustees

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(except NCB as trustee of the Rabbi Trusts), heirs, executors, administrators, subsidiaries, affiliates, successors or assigns of them, or any of them.

     3. "NCB" means NCB and its past, present and future representatives, attorney, agents, employees, servants, partners, shareholders, officers, directors, owners, parents, trustees, heirs, executors, administrators, subsidiaries, affiliates, successors or assigns of them, or any of them.

     4. "Trust Beneficiaries" means Richard L. Steinberger, Nancy O. Steinberger, Terence H. Lang, Evelyn G. Lang, Edgar F. Cruft, Geraldine A. Cruft, James T. Booth, Benny L. Bray, Daniel C. Brown, Richard T. Colvin, Robert
E. Davis, Jr., Leo Edward Dugdale, John Roy Etheridge, Karl A. Frydryk, Kenneth
A. Johnson, William N. Shinkan, Andres X. Vaska, William W. Wilcox, Ann Bianco and Timothy St. Clair. "Trust Beneficiaries" also includes past, present and future insurers or co-insurers of any of these individuals and past, present and future representatives, attorneys, agents, emp1oyees, servants, partners, shareholders, officers, directors, owners, parents, heirs, executors, administrators, subsidiaries, affiliates, successors or assigns of them, or any of them, as well as any other persons who ever were beneficiaries, are now beneficiaries or may become beneficiaries of any of the Rabbi Trusts, or who had, have or may in the future have any interest in the Rabbi Trusts.

     5. "ADEQ" means the Arizona Department of Environmental Quality. While ADEQ is not a Party to the Litigation, it is a Signatory and third party beneficiary to this Agreement, and a creditor of Nord that possesses claims against Nord for its violation of ADEQ Consent Order P-4-01 and Title 49, Chapter 2, Article 3 of the Arizona Revised Statutes.

     6. "Arimetco" Arimetco, any past, present and future insurer or co-insurer of it, and its past, present and future representatives, attorneys, agents, employees, servants, partners, shareholders, officers, directors, owners, parents, trustees, heirs, executors, administrators, subsidiaries, affiliates, successors or assigns of them, or any of them.

     7. "Settlement Effective Date" means the fifth business day after the deadline for filing a notice of appeal from the order of the United States District Court for the Southern District of Ohio ("the Court") granting final approval to this Agreement and dismissing the Litigation with prejudice (the "Judgment"), if no notice of appeal is filed. If a notice of appeal is filed, the Settlement Effective Date will occur five business days after the latest of:
(i) the date of final affirmance of an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review a ruling on appeal from the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or
(ii) the date of final dismissal of any proceeding on certiorari to review the judgment.

     8. "Settlement Notice" means a notice of the Settlement Substantially in the form of Exhibit _____.

     9. "Parties" mean Nord, NCB, and the Trust Beneficiaries, who are parties to the Litigation.

     10. "Signatories" mean ADEQ and Arimetco, who are not Parties to the Litigation, but who are signatories to this Agreement, and all of the Parties.

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II.  TERMS OF SETTLEMENT

     1. PAYMENT OF RABBI TRUST FUNDS. On the Settlement Effective Date, the Rabbi Trusts will terminate and dissolve. Within three business days after the Settlement Effective Date, NCB shall release and transfer the following funds from the proceeds of the three Rabbi Trusts as set forth below:

     A. $1,000,000 (One Million U.S. Dollars) shall be paid to the Trust Beneficiaries in care of their counsel into an account designated by their counsel. Allocation of the $1,000,000 among the Trust Beneficiaries shall be in accordance with a formula agreed upon by the respective Trust Beneficiaries.

     B. $100,000 (One Hundred Thousand U.S. Dollars) shall be paid to Arimetco in partial satisfaction of Nord's debt to Arimetco, which shall be reaffirmed.

     C. $1,500,000 (One Million Five Hundred Thousand U.S. Dollars) shall be paid into an escrow account with Compass Bank, created by the Johnson Camp Mine Escrow Agreement dated _______________, 2002 and signed by Nord and ADEQ. Nord and ADEQ have agreed the monies in the escrow account shall be available to Nord upon ADEQ's written consent and pursuant to the terms of the Johnson Camp Mine Escrow Agreement. A copy of the Johnson Camp Mine Escrow Agreement is attached hereto as Exhibit _____.

     2. All remaining funds in the Rabbi Trusts as of the Settlement Effective Date, if any, after the payments made above, shall continue to be held in the custody of NCB in an interest-bearing account titled "Nord Resources Trust Litigation Settlement Account" for 91 days from the date of the latest of the payments set forth above. Within five business days after the 91st day ("Nord Payment Date") after the date of the latest of the payments described above in Sections II.1.A. to II.1.C., NCB will pay to Nord any funds in the "Nord Resources Trust Litigation Settlement Account."

III. PROCEDURES FOR NOTICE

     1. The Signatories recognize that the Court has ordered that notice of this Agreement be provided to all creditors of Nord, including any unrepresented beneficiaries of the Rabbi Trusts, in order to give them an opportunity to object and to permit the Court to evaluate the fairness and adequacy of this Agreement.

     2. Within three (3) days of the date of the last signature to this Agreement, all Parties will jointly submit to the Court a motion for approval of notice procedures and preliminary approval of the settlement, substantially in the form of Exhibit _____. ADEQ will indicate its approval with a separate letter to the Court. Within five (5) days of the date on the last signature on this Agreement, Nord will provide to the Court and all Signatories a list of the names and addresses of all of its known creditors, including all unrepresented beneficiaries of the Rabbi Trusts.

     3. NCB will mail the Settlement Notice to each of Nord's creditors, as identified by Nord, in the manner and form and at the time directed by the Court. NCB will certify to the

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Court and all Signatories that notice has been given in conformity with the
Court's direction within two business days after mailing the Settlement Notice. The cost of duplicating and mailing the Settlement Notice will be borne by the Rabbi Trusts on a pro rata basis.

     4. On a date to be set by the Court in its order granting preliminary approval of the settlement and approval of notice procedures, the Parties will jointly file a motion for final approval of the settlement by the Court, with a proposed order finally approving the settlement, dissolving the Rabbi Trusts, and dismissing the litigation with prejudice; the proposed order will be substantially in the form of Exhibit _____. ADEQ will indicate its approval with a separate letter to the Court.

     5. Should this Agreement not be approved by the Court, for whatever reason, or should this Agreement be approved by the Court subject to conditions that not all Signatories to this Agreement, in their sole discretion, find acceptable, or should the Court's approval of this Agreement be reversed on appeal or modified in a manner that not all Signatories to this Agreement, in their sole discretion, find acceptable, then this Agreement shall be terminated and considered void, and all Signatories shall have the same rights and obligations that they had prior to entering into this Agreement, and all releases set forth below will be void.

IV.  NORD'S BANKRUPTCY

          Should Nord declare or be placed in bankruptcy, voluntarily or involuntarily or commence or become the subject of any insolvency or receivership proceedings of any kind under any state or federal law, any time before the Nord Payment Date, all Releases of and by Nord in Section V below shall be void, and all Signatories shall retain all rights and obligations that they possessed prior to entering into this Agreement, except to the extent those obligations are satisfied by payments made in Section II above.

V.   RELEASE

          For and in consideration of the payments referenced above, Nord, the Trust Beneficiaries, NCB, ADEQ and Arimetco execute the following releases:

     1. MUTUAL RELEASE OF CLAIMS BETWEEN NORD AND THE TRUST BENEFICIARIES. Upon receipt by Trust Beneficiaries of the payment described above in Section II, paragraph 1, Nord and Trust Beneficiaries fully, finally, and forever mutually release and discharge Nord and Trust Beneficiaries and each of them from any and all claims, contracts, promises, judgments, suits, liens, losses, indebtedness, rights, damages, costs, fees, expenses, remedies, accounts, demands, obligations, liabilities and causes of action of every type, nature and description, including but not limited to all claims relating to the Litigation, the Rabbi Trusts, deferred compensation, retirement benefits, severance agreements, deferred supplemental payments, deferred compensation or retirement benefit plans, insurance of any nature, the management of Nord, the operation of Nord or the ownership of Nord; however, this waiver and release shall not apply to Trust Beneficiaries' rights, benefits or privileges under the Nord 401(K) Retirement Plan for Salaried Employees.

     2. RELEASE BY ARIMETCO. Arimetco expressly agrees to forbear from commencing all Collection actions against Nord, including but not limited to actions for

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foreclosure on its security interest in the Johnson Camp Mine, and with respect to any current or future indebtedness, until two (2) years from the Settlement Effective Date, and Arimetco's loan guarantee and/or security agreements are hereby modified accordingly. Anything in this Agreement to the contrary notwithstanding, Arimetco may commence any collection action against Nord, including but not limited to an action for foreclosure on its security interest in the Johnson Camp Mine, if Nord receives any notice from ADEQ that Nord has failed to comply with the Compliance Order and Nord does not cure the violation in accordance with the provisions of the Compliance Order. Nord shall advise Arimetco immediately in writing of any notice Nord receives from the ADEQ pertaining to (1) any failure by Nord to comply with the terms of the Compliance Order, (2) any failure by Nord to cure the violation according to the provisions of the Compliance Order, and/or (3) any extension by the ADEQ of the time permitted to cure the violation. Anything in this Agreement to the contrary notwithstanding, Arimetco may commence any collection action against Nord, including but not limited to an action for foreclosure on its security interest in the Johnson Camp Mine, if Nord fails to provide Arimetco with any of the notices required by this Agreement. Arimetco waives all default-rate interest, late charges and penalties accrued through the date of this Agreement. Except as otherwise provided in this Agreement, the security position of Arimetco with respect to the Johnson Camp Mine and other assets of Nord, as applicable, shall be unaffected. Arimetco shall have the right to assign its rights under this Settlement Agreement to any third party.

3. RELEASE BY ADEQ. Nord and ADEQ have agreed to resolve and settle Nord's violation of ADEQ Consent Order P-4-01 Title 49, Chapter 2, Article 3, in the following manner:

     A. ADEQ shall issue a Compliance Order to Nord requiring that it bring the Johnson Camp Mine into compliance with Arizona's aquifer protection laws within the time frames set forth therein. Nord shall fully and timely comply with the Compliance Order. ADEQ shall not issue the Compliance Order before the Settlement Effective Date.

     B. Nord and ADEQ shall enter into a Stipulated Judgment and Stipulated Judgment Entry Agreement. The Stipulated Judgment sets forth Nord and ADEQ's agreement that ADEQ shall have a judgment against Nord for civil penalties in the amount of $4,325,000 (U.S. Dollars) pursuant to Arizona Revised Statutes Section 49-262 as a consequence of Nord's violation of ADEQ Consent Order P-4-01 and Arizona's aquifer protection laws through the effective date of the Compliance Order. The Stipulated Judgment Entry Agreement sets forth Nord and ADEQ's agreement that ADEQ may not file for entry of the Stipulated Judgment unless and until Nord violates the Compliance Order and fails to timely cure that violation, or Nord becomes the subject of a bankruptcy, insolvency or receivership proceeding prior to achieving compliance with this Order.

     C. Nord and ADEQ shall enter into the Johnson Camp Mine Escrow Agreement. The Johnson Camp Mine Escrow Agreement creates an escrow account, into which $1,500,000 shall be deposited by Nord, and which shall be used pursuant to the terms of the Johnson Camp Mine Escrow Agreement.

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     D.   ADEQ covenants not to sue Nord for any claim arising under Title 49,
          Chapter 2, Article 3 of the Arizona Revised Statutes provided that Nord funds the escrow account created by the Johnson Camp Mine Escrow Agreement and complies with the terms and conditions of the Agreement, the Johnson Camp Mine Escrow Agreement, and the Compliance Order. This covenant Not to Sue is limited to Nord's violations of Title 49, Chapter 2, Article 3 of the Arizona Revised Statutes and Nord's violation of the ADEQ Consent Order P-4-01 and does not limit the State's right to pursue any other claims relating to or arising out of any other matters whatsoever against Nord.

     E. Paragraphs A through E constitutes the entire agreement between Nord and ADEQ and all documents referenced in A through D shall be merged and incorporated into this Agreement, and shall be governed by the law of Arizona.

     4. MUTUAL RELEASE BETWEEN NORD AND NCB. Nord and NCB expressly release, discharge, terminate and otherwise extinguish any and all actual and potential claims of any type that they may have against each other arising out of, relating to or in any manner concerning the Rabbi Trusts, deferred compensation, retirement benefits, severance agreements, deferred supplemental payments, deferred compensation or retirement benefit plans, insurance of any nature, the management of Nord, the operation of Nord, the ownership of Nord or the Litigation, including but not limited to claims in breach of contract, tort, equitable relief or any other damage, costs, expense or loss of any nature whatsoever whether based on a tort, contract or other theory of recovery and all claims that were asserted or could have been asserted in the Litigation.

     5. MUTUAL RELEASE OF CLAIMS BETWEEN NCB AND TRUST BENEFICIARIES. NCB and Trust Beneficiaries fully, finally and forever mutually release and discharge NCB and Trust Beneficiaries and each of them from any and all claims, contracts, promises, judgments, suits, liens, losses, indebtedness, rights, damages, costs, fees, expenses, remedies, accounts, demands, obligations, liabilities and causes of action of every type, nature and description, whether known or unknown, or past, present or future, relating to the Litigation, the Rabbi Trusts, deferred compensation, retirement benefits, severance agreements, deferred supplemental payments or deferred compensation or retirement benefit plans.

     6. WARRANTY. Nord, Trust Beneficiaries, NCB, and Arimetco represent and warrant that each alone is the proper Party to assert the claims alleged by each in the Litigation and that each Party has not assigned all or any part of any claims the Parties asserted or could have asserted in the Litigation or which are being released in this Agreement.

VI. NORD, NCB, ADEQ AND ARIMETCO ARE NOT RESPONSIBLE FOR DISTRIBUTION OF COLLECTIVE SETTLEMENT TO TRUST BENEFICIARIES

          Trust Beneficiaries, individually and collectively, agree that this Agreement is a collective settlement, and that Trust Beneficiaries alone, without any control, input, recommendation or advice y or from Nord, NCB, ADEQ and Arimetco, shall decide and agree upon the distribution of the $1,000,000 (One Million Dollars) collective settlement to all Trust Beneficiaries. Trust Beneficiaries agree that Nord, NCB, ADEQ and Arimetco shall have no

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liability or obligation in regard to the distribution of the collective settlement to Trust Beneficiaries.

VII. CONTINUATION OF THE TEMPORARY RESTRAINING ORDER AND DISBURSEMENTS OF FUNDS TO NORD

          The Parties stipulate to the continuation of the Temporary Restraining Order ("TRO") entered by the Court in the Litigation (including authorizing disbursements for ongoing expenses consistent with the Court's existing order, including but not limited to payroll) so as to permit the preparation of final documentation, approval by all necessary Signatories and approval by the Court of this settlement. The TRO will be dissolved upon final Court approval of this Agreement. During the pendency of the TRO, only expenses consistent with the Court's prior orders will be approved y the Court. Prior to the dissolution of the TRO, Nord will submit to the Court, in an amount consistent with the Court's prior orders, a budget necessary to maintain Nord until the Nord Payment Date. The other parties will be entitled to offer reasonable objections to Nord's request.

VIII. ADDITIONAL CONDITIONS FOR SETTLEMENT

     1. COMPLIANCE WITH COMPLIANCE ORDER AND APP APPLICATION. Nord shall immediately take all steps necessary to bring itself into compliance with the Compliance Order issued by ADEQ. Without limiting the foregoing, Nord shall apply for the permits necessary to allow ongoing operations at the Johnson Camp Mine and to permit closure of the Johnson Camp Mine, if such action becomes necessary or appropriate.

     2. PAYMENT OF OTHER GENERAL CREDITORS. Other general creditors of Nord shall be paid by Nord in the ordinary course of its business activities from available funds paid to Nord pursuant to Section II, paragraph 2 of this Agreement. Nord shall make no payment to its officers, directors or shareholders, other than paying officer salaries or directors' fees in the normal course of business (as set forth in Schedule _____ hereto), without first filing with the Court a declaration signed under penalty of perjury certifying that Nord has (i) paid all of the undisputed claims of its general Creditors, or
(ii) that the proceeds paid to Nord under this settlement have been exhausted.

     3. INSURANCE PROCEEDS FROM THE LIGHTNING STRIKE. All insurance proceeds relating to the lightning strike at Johnson Camp Mine shall be property of Nord.

     4. ISSUANCE OF STOCK AND INCURRING DEBT OBLIGATIONS. Nord shall have the right to make or issue stock, profit participation interests, debt, or similar securities so long as such issuance does not materially impact the rights of the Signatories to this Agreement.

     5. NON-DISPARAGEMENT. No Party shall disparage the business or reputation of any other Party.

     6. DISMISSAL OF CONTEMPT PROCEEDINGS. Counsel for Trust Beneficiaries shall recommend to the Court in the Litigation or support the dismissal of the

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pending contempt proceedings without further sanction. NCB does not agree to any recommendation of the dismissal of the contempt proceedings.

     7. COOPERATION OF MAKING THIS AGREEMENT FINAL AND EFFECTIVE. All Signatories to this Agreement will cooperate completely and in good faith to obtain Court approval of this Agreement and to ensure the prompt execution and filing of all necessary documents to effectuate that purpose and to do all other acts reasonably necessary or requested by any other Signatory in order to accomplish such purpose.

IX.  EXECUTION OF DOCUMENTS

          The Signatories shall promptly execute and deliver, or cause to be executed and entered, any and all further documents as may be necessary to fully consummate the undertakings of the Signatories as contemplated by this Agreement.

X.   DISMISSAL OF LAWSUITS, OTHER CLAIMS AND ACTIONS

          On the date the Court approves this Agreement, the Parties specifically authorize and instruct their counsel to execute all documents necessary to a dismissal with prejudice of all claims, counterclaims and cross-claims in the Litigation, consistent with the terms and conditions set forth above, and all similar actions.

XI.  RETURN OF NORD PACIFIC LIMITED SHARES

          All stock and share certificates that were pledged as security for the TRO will be returned to Nord on the Nord Payment Date.

XII. COMPLETE AGREEMENT

          This Agreement contains and sets forth all of the terms agreed to by the Signatories and sets forth the complete understanding and intentions of the Signatories. All discussions, negotiations, understandings and agreements of the Signatories are merged into this Agreement and no discussions, negotiations understandings or agreements that are not set forth in this Agreement shall be binding upon any party. No amendment, modification or supplement to this agreement shall be valid unless evidenced by a writing signed by all Signatories to this Agreement, subject to Court approval.

XIII. APPLICABLE LAW

          The validity, meaning interpretation, enforcement and effect of this Agreement shall be governed by the law of the State of Ohio. Exclusive jurisdiction for all disputes arising under this agreement shall be in the Court. The prevailing party in any such dispute shall be entitled to reasonable attorney's fees and costs.

XIV. RELIANCE IN ENTERING INTO THIS AGREEMENT

          Entering into this Agreement, each Signatory has not relied upon any statements or representations regarding their rights by any other Signatory, their agents or their attorneys.

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On the contrary, each Signatory has considered all of these matters themselves and has relied upon their own judgment after consultation with their attorneys. This Agreement is being entered into only after each Signatory and their attorneys have had a full and complete opportunity to make their own independent evaluations regarding the strength of each Signatories' claims and rights against all other Signatories.

XV.  INDEMNIFICATION

          Nord shall indemnify, defend and hold harmless NCB from and against any and all losses, claims, damages, liabilities and costs, as and when incurred, to which NCB may become subject or which are asserted against NCB, directly or indirectly relating to NCB entering into this Agreement or taking the actions required of NCB under this Agreement.

XVI. MISCELLANEOUS PROVISIONS

     1. The terms of this Agreement are not and should not be construed as an admission of liability or wrongdoing on the part of any Signatory. Each Signatory in fact denies any wrongdoing or any liability to all others.

     2. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Signatories' respective heirs, executors, administrators, representatives, successors, and assigns.

     3. This Agreement may be executed in multiple counterparts in order that each Signatory might retain an executed original. Each counterpart may serve as the original Agreement.


                                        By: /s/ John F. Champagne
                                            ------------------------------------
                                            NORD RESOURCES CORPORATION

STATE OF NEW YORK
COUNTY OF NEW YORK

The foregoing instrument was acknowledged before me this 6th day of June, 2002 by John F. Champagne.


                                        /s/ Laura B. Melillo
                                        ----------------------------------------
                                        Notary Public

My commission expires:

LAURA B. MELILLO
Notary Public, State of New York
Qualified in New York County
No. 01ME6018225
Commission Expires January 4, 03